EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-68376, 33-99852, 333-4160 and 333- 32033) and in the Registration Statement on Form S-8 (Nos. 33-68354 and 333-27827) of Industrial Holdings, Inc. of our report dated March 5, 1997 appearing on Page F-3 of this Form 10-K.

PRICE WATERHOUSE LLP

Houston, Texas
March 18, 1998